10/9/96
                                                                  Exhibit 24(c)



                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


October 10, 1996


Crestar Financial Corporation
919 East Main Street
Richmond, VA  23261

Dear Sirs:

         We hereby consent to the inclusion in the Registration Statement of Crestar Financial Corporation ("Crestar") on Form S-4, relating to the proposed merger of a subsidiary of Crestar with and into Citizens Bancorp, of our opinion letter appearing as Annex III to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              Very truly yours,



                                              MORGAN STANLEY & CO. INCORPORATED



                                              By: /s/ Donald A. Moore, Jr.
                                                  ------------------------
                                                  Donald A. Moore, Jr.
                                                  Managing Director


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